EXHIBIT 10.1
                                                                    ------------

_______________, Connecticut          Date of this Agreement: __________________


                                NEWALLIANCE BANK
                            COMMERCIAL LINE OF CREDIT
                             NOTE AND LOAN AGREEMENT


I.    WHAT SOME OF THE WORDS MEAN.
      ----------------------------

      "WE," "US", "OUR" and "BANK" mean NewAlliance Bank, 195 Church Street, New Haven, Connecticut 06510 and what are called its "SUCCESSORS AND ASSIGNS."

      "YOU," "YOUR", "YOURS" and "BORROWER" mean, individually and collectively, the following persons and/or entities: CAS MEDICAL SYSTEMS, INC.

      "ACCOUNT" means the Commercial Line of Credit Account.

      "CHECKING ACCOUNT" means the deposit account which you establish to facilitate repayment of amounts due and owing under this Agreement.

      "BILLING CYCLE" means the periodic time intervals for which we analyze your Account activity. Your Account will generally have monthly Billing Cycle intervals.

      "GUARANTOR" means, individually and collectively, the persons and/or entities who are guaranteeing your obligations under this Agreement, and includes the following: N/A

      "SECURITY AGREEMENT" means, individually and collectively, the separate agreement(s) which provide collateral security for the obligations of you and/or a Guarantor, and include the following: UCC-1 FINANCING STATEMENT ON ALL BUSINESS ASSETS

II.   THE COMMERCIAL LINE OF CREDIT AND INTEREST THEREON.
      ---------------------------------------------------

      (1) LINE OF CREDIT. We are establishing a line of credit, pursuant to which you may obtain advances ("LOAN ADVANCES") up to the maximum aggregate principal sum of $5,000,000.00 ("CREDIT LIMIT"). Once borrowed, Loan Advances may be repaid and reborrowed, so long as the aggregate principal amount outstanding at any one time does not exceed the Credit Limit.

      You promise to repay to us or to our order all of the Loan Advances, plus interest, any fees (including Late Charges), and any other amounts you owe us hereunder, all in accordance with the terms of this Agreement.

      (2) INTEREST CHARGES; VARIABLE RATE. You agree to pay all interest which accrues on outstanding principal balances. Interest will accrue as follows:

          (a) The interest rate on the Account is variable. Your starting interest rate as of the date of this Agreement is % per annum. Your interest rate may change when and as a certain "INDEX" changes. The dates on which the interest rate may change are sometimes called "CHANGE DATES".

          (b) On each Change Date, your interest rate will be adjusted to equal the "INDEX" rate plus 2.25 % percentage point(s). The "INDEX" is defined as follows (applicable box is checked):

          [n/a] The "INDEX" is the Banks "BASE RATE", which is a rate designated as such by the Bank from time to time. It is not necessarily the best or lowest interest rate charged by the Bank. If we discontinue the designation of a Base Rate, for any reason, we can select, in our sole discretion, a reasonably comparable substitute index.

          [n/a] The "INDEX" is the "PRIME RATE" as published in the WALL STREET JOURNAL, Eastern Edition (the "JOURNAL") under the designation "MONEY Rates" and shown as the "PRIME RATE" or "BASE RATE" ON CORPORATE LOANS POSTED BY AT LEAST 75% OF THE NATION'S THIRTY LARGEST BANKS" or similar wording used by the Journal for that index. If more than one rate is used, the Bank will use the highest. If this index is no longer available or if the above-described designations are changed by the Journal, the Bank can use its reasonable discretion to select a comparable substitute index.

          (c) To calculate the interest charges for each day, we take the applicable annual interest rate and divide it {360}. This gives us a daily periodic rate, which we then apply to the outstanding principal balance for each day. We will continue to charge you interest for as long as principal is outstanding under this Agreement, whether before or after the Final Maturity Date, whether before or after an Event of Default, and whether or not judgment is obtained.

      [X] INTEREST RATE PROVISIONS
          LIBOR BASED LOANS

      VARIABLE RATE
      -------------

      "Applicable Margin" means 2.25% per annum

      "Business Day" means any day, which is neither a Saturday nor Sunday, nor a legal holiday on which commercial banks are authorized or required to be closed in New Haven, Connecticut.


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      "Interest Period" means initially, the period commencing as of the date of this Note and ending on OCTOBER 31, 2006, and thereafter each 30 day month period ending on the first day of the month.

      "Payment Date" means initially, NOVEMBER 1, 2006 and the first (1st) day of each month thereafter.

      "LIBOR Rate" means relative to any Interest Period, the ONE MONTH (1) month LIBOR rate and which appears in the Wall Street Journal, Eastern Edition on the day on which the Interest Period commences. If the first day of any Interest Period is not a Business Day, the LIBOR Rate shall be determined in reference to the prior Business Day.

      Substitute Rate. If for any reason the LIBOR Rate is unavailable and/or the Holder is unable to determine the LIBOR Rate for any Interest Period, unless Borrower delivers an Election Notice electing the Fixed Rate, the interest rate payable hereunder shall be equal to a floating rate as determined by Holder in its sole reasonable discretion so as to achieve a rate that is reasonably comparable to the LIBOR Rate plus the Applicable Margin (any such rate, a "Substitute Rate"). Interest Provisions During any period when the LIBOR Rate is in effect, interest on the outstanding principal amount of this Note shall accrue during the Interest Period applicable thereto at a rate equal to the sum of the LIBOR Rate for such Interest Period plus the Applicable Margin and will be payable on each Payment Date.

      Increased Costs. During any period when the LIBOR Rate is in effect, if on or after the date hereof the adoption of any applicable law, rule or regulation or guideline (whether or not having the force of law), or any change therein, or change in the interpretation or administration thereof by any government authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Holder with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

      (a) shall subject the Holder to any tax, duty or other charge with respect to its LIBOR Rate loans or its obligation to make LIBOR Rate loans, or shall change the basis of taxation of payments to the Holder of the principal of or interest on its LIBOR Rate loans or any other amounts due under this agreement in respect of its LIBOR Rate loans or its obligation to make LIBOR Rate loans (except for the introduction of, or change in the rate of, tax on the overall net income of the Holder or franchise taxes, imposed by the jurisdiction (or any political subdivision or taxing authority thereof) under the laws of which the Holder is organized or in which the Holder's principal executive office is located); or

      (b) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation any such requirement imposed by the Board of Governors of the Federal Reserve System of the United States) against assets of, deposits with or for the account of, or credit extended by, the Holder or shall impose on the Holder or on the London interbank market any other condition affecting its LIBOR Rate loans or its obligation to make LIBOR Rate loans; and the result of any of the foregoing is to increase the cost to the Holder of making or maintaining any LIBOR Rate loan, or to reduce the amount of any sum received or receivable by the Holder under this Note with respect thereto, by an amount deemed by the Holder to be material, then, within 15 days after demand by the Holder, the Borrower shall pay to the Holder such additional amount or amounts as will compensate the Holder for such increased cost or reduction.

      INTEREST RATE APPLICABLE TO ADDITIONAL ADVANCE
      ----------------------------------------------

      If the Additional Advance is made while the interest rate under this Note is a LIBOR Rate, then the interest rate on the Additional Advance shall be the LIBOR Rate plus the applicable Margin in effect for the Initial Advance until the expiration of the then current Interest Rate Period, at which time the interest rate for the entire principal balance of this Note shall be determined pursuant to the terms of this Note.

III.  REPAYMENT TERMS.
      ---------------

      (1) ON DEMAND. The outstanding principal balance hereunder together with interest and other charges and fees shall be payable or before the date payment is demanded by the Bank. YOU UNDERSTAND AND AGREE THAT PAYMENT CAN BE DEMANDED AT ANY TIME. IN ADDITION, YOU UNDERSTAND AND AGREE THAT ALL AMOUNTS OWED BY YOU HEREUNDER, IF NOT SOONER DEMANDED AND/OR PAID, SHALL BE DEEMED TO HAVE BEEN AUTOMATICALLY DEMANDED AND SHALL BE DUE AND PAYABLE ON MAY 1, 2008. (the "FINAL MATURITY DATE").

      (2) MINIMUM MONTHLY PAYMENT. Each month, commencing NOVEMBER 1, 2006 you will pay the interest which has accrued on the unpaid principal balances. When interest has accrued, payments of interest will be due and payable on the first day of each Billing Cycle ("MINIMUM PAYMENT").

      (3) LATE CHARGES. If we do not receive the full amount of your Minimum Payment within fifteen calendar days from and including the date it is due, we may charge you a late charge ("LATE CHARGE") equal to the greater of $25 or 5% of the unpaid part of your Minimum Payment(s) (including any unpaid Minimum Payments from prior Billing Cycles). This Late Charge is due and payable on the date it is assessed.

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[X]   (4) AUTOMATIC PAYMENT FROM CHECKING ACCOUNT. If the box at the beginning of this paragraph is checked, you authorize us to take payments due under this Agreement directly from the deposit account which you establish to facilitate repayment of amounts due and owing under this Agreement # ###-##-#### (the "CHECKING ACCOUNT"). This includes the monthly payments, Late Charges, if any, amounts demanded pursuant to this Agreement, and any fees and expenses otherwise imposed under this Agreement.

      You agree that you will deposit and maintain sufficient funds on balance in the Checking Account to ensure that all such payments can be made on the dates they are due from fully collected and "AVAILABLE" funds. If sufficient funds are not available to make all or part of the payment when due, we can, at our option, continue to look to the Checking Account after the due date to see if adequate funds have become available. If adequate funds have become available, we can then, at our option, take all or part of the payment from the Checking Account. If and when we take this action, it will not prejudice our ability to impose a Late Charge, if applicable, demand repayment hereunder, declare an Event of Default, and/or pursue other rights and remedies available to us.

      (5) APPLICATION OF PAYMENTS. Payments received by us with respect to this Agreement (including any prepayments) shall be applied first to any interest that is due and payable under this Agreement, then to Late Charges, if any, and finally to principal. We reserve the right, at our option, to apply a payment to any other charges or expenses owed by you in connection with Agreement and/or owed by you or others in connection with any Security Agreement. If we elect to apply payments to such charges or expenses, we can do so before application to any other amount that you owe. The delay or failure to apply payments to such charges or expenses on one or more occasions shall not constitute a waiver of this right with respect to any charge or expense.

      (6) PREPAYMENT. You may repay your Account balance in whole or in part at any time without penalty.

IV.   TERMS AND CONDITIONS OF BORROWING.
      ----------------------------------

      (1) LOAN ADVANCES ARE DISCRETIONARY. You may, from time to time up until termination of the Account, submit requests to the Bank to obtain Loan Advances under this Agreement.

      YOUR BORROWING PRIVILEGES UNDER THIS AGREEMENT ARE DISCRETIONARY. THIS MEANS THAT THE BANK MAY APPROVE OR DENY ANY SUCH REQUEST FOR A LOAN ADVANCE IN ITS SOLE DISCRETION AND FOR ANY REASON WHATSOEVER. IN ADDITION, THIS MEANS THAT YOUR ABILITY TO MAKE REQUESTS FOR LOAN ADVANCES HEREUNDER CAN BE TERMINATED BY THE BANK AT ANY TIME FOR ANY REASON (WITH OR WITHOUT AN EVENT OF DEFAULT) AND WITHOUT PRIOR NOTICE TO YOU. ACCORDINGLY, YOU AGREE TO MONITOR, ON YOUR OWN, THE ONGOING STATUS OF YOUR BORROWING PRIVILEGES HEREUNDER, AND YOU UNDERSTAND THAT WHEN PLANNING AND CONDUCTING YOUR FINANCIAL AFFAIRS, YOU MUST CONSIDER THE DISCRETIONARY NATURE OF YOUR BORROWING PRIVILEGES. No termination of borrowing privileges by the Bank shall affect or impair the obligations already incurred by you hereunder. Under no circumstances shall the aggregate amount of Loan Advances outstanding hereunder exceed the Credit Limit.

      (2) PROCEDURES FOR OBTAINING LOAN ADVANCES. You hereby authorize the Bank to make Loan Advances hereunder by direct deposit to the Checking Account. Requests for Loan Advances under this Agreement may be made by telephone by you personally (if you are a natural person) or by one or more of the officer(s) or other person(s) authorized in the Borrowing Resolution which we received from you in connection with this Account. You agree that the Bank shall be entitled, without any independent investigation, to assume that the persons making telephone requests for Loan Advances hereunder are whom they purport to be. In connection with any such request, you also agree to provide the Bank with such financial, credit and operational information that the Bank may, in its sole discretion, require (this requirement shall in no way be construed as a limitation on the Bank's ability to request information at other times in accordance with paragraph VI(1) below).

      (3) EVIDENCE OF DEBT. You hereby authorize and direct us to enter on our records (including, without limitation, computer records) information pertaining to the Account, including, without limitation, information pertaining to the dates and amounts of Loan Advances and payments hereunder, and all such entries shall, in the absence of manifest error, be conclusive as to your indebtedness with us under this Agreement.

      (4) CHANGES TO CREDIT LIMIT. We can increase your Credit Limit by giving you written notice to that effect. We can decrease your Credit Limit with or without advance notice to you.

V.    EVENTS OF DEFAULT AND REMEDIES.
      -------------------------------

      (1) DEFAULT. An "EVENT OF DEFAULT" will occur if:

          (a) You do not pay the full amount of any payment due and payable under this Agreement on the date it is due (including the date payment is demanded); or

          (b) You are in default under any obligation that you have to pay anyone else; or

          (c) Any proceeding is commenced under any bankruptcy, insolvency or relief of debtors laws affecting you or any Guarantor; or

          (d) You or any Guarantor shall die or be dissolved, as applicable; or shall make an assignment for the benefit of creditors; or shall have a receiver, custodian, trustee or conservator appointed for all or substantially all of your or such Guarantor's assets; or

          (e) There is a default or breach under any other agreement you have with us or with respect to any promise you have made in this Agreement (including, without limitation, any promises to provide financial information); or

          (f) There is a default or breach of the covenants contained in any Security Agreement; or

          (g) All or any material part of the legal or equitable ownership interests of a Guarantor (including, without limitation, shareholder, membership and partnership interests) in a Borrower held

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
as of the date hereof are assigned, transferred, sold or terminated without our prior written consent; or

          (h) There is a material adverse change in the condition or affairs (financial or otherwise) of any Borrower or Guarantor, or a material adverse change (financial or otherwise) in the collateral which secures the obligations of a Borrower or a Guarantor, and such change causes us, in good faith, to deem our self insecure with respect to the repayment and performance of this Agreement; or

      (2) REMEDIES. If an Event of Default has occurred, we may refuse to make any further loans or advances hereinafter and we may require you to pay immediately the full amount of unpaid principal, and all interest that you owe on that amount, plus any Late Charges, together with any other amounts owed to us under this Agreement or any Security Agreement. This paragraph shall in no way be construed as a limitation on the Bank's right to demand payment of these amounts at any time, with or without an Event of Default. We can also exercise our rights under applicable law, under any Security Agreement, and under any other agreement available to us. Our rights and remedies are cumulative, and we may exercise them in any order we choose.

      (3) DEFAULT RATE. If an Event of Default occurs, in addition to any Late Charge, we may, at our option, increase the interest rate to an annual rate which is equal to the interest rate described in Section II(2) of this Agreement plus three percentage points (3%) (the "DEFAULT RATE"). Interest at this Default Rate shall be payable on the unpaid principal balance hereof from the date we determine (which may be retroactive to the date the Event of Default occurred) until the default is finally cured and you request reinstatement of the old rate in writing (and we have been provided with satisfactory evidence of the cure and no other Event of Default exists). Interest at the Default Rate will accrue both before and after demand, and any Final Maturity Date, and whether or not judgment is obtained. If you request reinstatement in writing (and we have been provided with satisfactory evidence of the cure and no other Event of Default exists), the interest rate will revert to the annual rate of interest determined in accordance with Section II(2) above (unless another Event of Default exists). The language in this paragraph discussing what happens to the interest rate if a default is cured, shall in no way limit our right to demand payment or otherwise exercise rights described in Section V of this Agreement. A cure will not effect those rights.

      (4) PAYMENT OF EXPENSES. You agree to pay, on demand, all costs of collection of this Note and Loan Agreement (which term shall include any renewal or extension hereof) incurred by us, including reasonable attorneys' fees and court costs.

      (5) SET OFF. In addition to the rights you gave us in Subsection III (4), you hereby give us a lien on, a security interest in, and after the occurrence of an Event of Default an option to set off against, all deposits of yours at any time in any checking, savings or other account with the Bank in any order, to repay amounts outstanding hereunder, without prior demand or notice, regardless of the adequacy of any guarantees and/or collateral securing all or part of that indebtedness, and without resort to legal process or judicial proceedings, or other authorization.

      (6) NO WAIVER. Neither failure or delay on our part to exercise any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

VI.   GENERAL.
      -------

      (1) FINANCIAL INFORMATION. You understand and agree that your financial condition (and the financial condition of any Guarantor) is of material and continuing importance to us. Accordingly, you hereby agree to PROMPTLY provide us with such financial information as we may request from time to time (including, if requested, information pertaining to any Guarantor). All such information shall be in form, scope and detail acceptable to us, and, if we so request, will be reviewed, compiled or audited by persons or firms reasonably acceptable to us (all at your expense).

      (2) GIVING OF NOTICES. Unless the law requires a different method, any notice that must be given to you under this Agreement will be given by hand delivery, or by mailing it by first class mail, to the address, as applicable, stated below. It shall be mailed or delivered to you at a different address if you give us a notice of that different address.

      Unless the law or this Agreement provides otherwise, all notices that must be given to the Bank under this Agreement will be given by mailing it by first class mail to the Bank at the address stated above in Section I (directed to the attention of the Commercial Loan Administration Department) or to a different address if Bank gives you notice of that different address.

      (3) OBLIGATIONS OF BORROWERS UNDER THIS AGREEMENT: You agree that if more than one Borrower signs this Agreement, each Borrower is fully and individually obligated to keep all of the promises made in this Agreement, including the promise to pay the full amount owed. We may enforce our rights under this Agreement against each Borrower individually or against some or all of the Borrowers together. This means that any one of the Borrowers may be required to pay all of the amounts owed under this Agreement. We do not have to notify any Borrower that the amounts due under this Agreement have not been paid by another Borrower. The Bank can repeatedly agree to extend this Agreement or release any collateral or any Guarantor without releasing any Borrower from responsibility under this Note. The Bank and any one or more Borrowers can agree to the release of one or more Borrowers without releasing any other Borrower from responsibility under this Agreement. The obligation of each Borrower is absolute and unconditional, and it is joint and several.

      (4) CONNECTICUT LAW. This Agreement is being made and funded in the State of Connecticut and will be governed by the laws of the State of Connecticut.

      (5) SEVERABILITY. If any part of this Agreement is found to be invalid, illegal or unenforceable by a court, the other parts of this Agreement will stay valid and enforceable and will be read as if the invalid or unenforceable part had not been included.

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      (6) CAPTIONS. The headings of the various sections, subsections and paragraphs of this Agreement are included for convenient reference only, and shall not be included in the interpretation of this Agreement.

      (7) BINDING EFFECT. This Agreement shall be binding upon you and your successors and assigns (or, if applicable, executors and heirs). This Subsection VI (7) shall not, however, be construed as permitting you to assign your rights and/or responsibilities under this Agreement. You understand and agree that such an assignment is prohibited. We are permitted to assign our rights and benefits under this Agreement with or without advance notice to you.

      (8) MODIFICATIONS. Except as otherwise provided herein, this Agreement may be amended only by a written agreement signed by you and the Bank.

      (9) REPRESENTATIONS AND WARRANTIES. By signing below, you represent and warrant that as of the Date of this Agreement: (a) all financial information given to us in connection with this Agreement is accurate; (b) you have filed all state and federal tax returns required to be filed and paid all taxes related thereto; (c) you are in material compliance with all applicable laws (including environmental laws) governing your financial affairs and operations;
(d) except as otherwise disclosed to the Bank in writing, there are no pending or threatened lawsuits or claims which could have a material adverse impact upon your financial affairs, assets and/or operations; (e) Borrower agrees to comply with all of the terms and conditions of a commitment letter to Borrower OCTOBER 16, 2006,the terms of which are incorporated herein and made a part hereof (in the event of a conflict between the terms and conditions of the commitment letter and the terms and conditions of this Agreement, the terms and conditions of this Agreement shall control).

      (10) WAIVER OF NOTICE, HEARING AND BOND FOR PREJUDGMENT REMEDY YOU HEREBY ACKNOWLEDGE THAT THE TRANSACTION OF WHICH THIS AGREEMENT IS A PART IS A COMMERCIAL TRANSACTION AND, TO THE EXTENT ALLOWED UNDER CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES OR BY OTHER APPLICABLE LAW, HEREBY WAIVE (A) ALL RIGHTS TO NOTICE AND PRIOR COURT HEARING OR COURT ORDER IN CONNECTION WITH ANY AND ALL PREJUDGMENT REMEDIES TO WHICH ANY HOLDER OF THIS AGREEMENT MAY BECOME ENTITLED BY VIRTUE OF ANY DEFAULT UNDER A PROVISION OF THIS AGREEMENT OR UNDER ANY SECURITY AGREEMENT, AND (B) ALL RIGHTS TO REQUEST THAT THE HOLDER OF THIS AGREEMENT POST A BOND, WITH OR WITHOUT SURETY, TO PROTECT BORROWER OR ANY OTHER PERSON OR ENTITY LIABLE UNDER THIS AGREEMENT AGAINST DAMAGES THAT MAY BE CAUSED BY ANY PREJUDGMENT REMEDY SOUGHT OR OBTAINED BY THE HOLDER OF THIS AGREEMENT BY VIRTUE OF ANY DEFAULT UNDER THE PROVISIONS OF THIS AGREEMENT OR UNDER ANY SECURITY AGREEMENT, AND BORROWER HEREBY CONSENTS TO THE ISSUANCE OF ANY SUCH PREJUDGMENT REMEDY WITHOUT SUCH A BOND.

      (11) WAIVER OF JURY TRIAL. YOU HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY WAIVE ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND OR CLARIFY ANY RIGHT, POWER, REMEDY OR DEFENSE ARISING OUT OF OR RELATED TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREIN, WHETHER SOUNDING IN TORT OR CONTRACT OR OTHERWISE, OR WITH RESPECT TO ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY; AND YOU FURTHER AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A JUDGE AND NOT BEFORE A JURY. YOU FURTHER WAIVE ANY RIGHT TO SEEK TO CONSOLIDATE ANY SUCH LITIGATION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER LITIGATION IN WHICH A JURY TRIAL CANNOT OR HAS NOT BEEN WAIVED. FURTHER, YOU HEREBY CERTIFY THAT NO REPRESENTATIVE OR AGENT OF THE BANK, NOR THE BANK'S COUNSEL, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE BANK WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER PROVISION. YOU ACKNOWLEDGE THAT THE PROVISIONS OF THIS PARAGRAPH ARE A MATERIAL INDUCEMENT TO THE BANK'S DECISION TO ENTER INTO THIS AGREEMENT.

      (12) SERVICE OF PROCESS. YOU HEREBY CONSENT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE STATE OF CONNECTICUT AND WAIVE PERSONAL SERVICE OF ANY AND ALL PROCESS UPON YOU, AND CONSENT THAT ALL SUCH SERVICE OF PROCESS BE MADE BY REGISTERED MAIL DIRECTED TO THE APPLICABLE ADDRESS STATED BELOW AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT THEREOF.

SIGNATURE OF BORROWER.  BY SIGNING BELOW,
---------------------

YOU AGREE, AS A BORROWER, TO THE TERMS AND CONDITIONS OF THIS AGREEMENT AS OF THE DATE OF THIS AGREEMENT SHOWN ABOVE.

BORROWER:

CAS MEDICAL SYSTEMS, INC.


BY:   _____________________________
      JEFFERY BAIRD
ITS:  CFO


44 EAST INDUSTRIAL ROAD
BRANFORD, CT  06405


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